UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2023

Laser Photonics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-56166	84-3628771
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 N. Keller Rd. Suite G Orlando, FL	32810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LASE	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 27, 2023, the Board of Directors of the registrant (“Laser Photonics”) appointed Peter A. Evans, age 59, to be its Acting President of Laser Photonics to assist the company in its next growth phase both domestically and internationally.  Wayne Tupuola will remain as CEO and Chairman of the Board of Laser Photonics. Since April 2022, Mr. Evans founded a technology company, Sentral Tech Inc., a company focused on spatial analytics aolutions. From April 2021 to April 2022 Mr. Evans was President and CEO of Applied Process Inc., a mining and metals company providing austempering process and heat-treating process services in ferrous materials and from January 2017 to February 2022 he served as President and Head of NAFTA Sales for Veritas USA, a subsidiary of Veritas AG, a developer and manufacturer of fluid, thermal and sealing materials for the automobile industry. From October 2011 to October 2015 Mr. Evans was Global VP, Sales & Marketing, for Preco Electronics, a company manufacturing various electronic products for industrial customers and from October 2008 to October 2010 was VP NAFTA for Benecke-Kaliko AG, a company that develops and manufactures technical and decorative surfaces for the automobile industry. Mr. Evans received a BAA degree and an MSA degree from Central Michigan University.

 In connection with his appointment as Acting President, Mr. Evans entered into an employment agreement under which he will receive an annual base salary of $160,000, a signing bonus of $40,000, a monthly automobile allowance of $2,000 during a six month transition period and a cash bonus of 1% of all sales closed in the six month transition period. Mr. Evans also will be eligible for the award of stock options under the terms of Laser Photonics’ 2019 Stock Incentive Plan. The six month transition period is to allow Laser Photonics and Mr. Evans to prepare for his role as President and CEO of Laser Photonics. The foregoing is a summary of the terms of the employment agreement with Mr. Evans and is qualified in its entirety by the Offer of Employment Agreement attached hereto and incorporated herein as Exhibit 10.1 to this Current Report on Form 8-K.

On March 30, 2023 the Company entered into a separation agreement with Tim Schick, CFA, the Company’s CFO. Under the terms of the separation agreement that included standard confidentiality and non-disparagement provisions, Mr. Schick received a severance payment of $120,000 and 25,000 shares of the Company’s common stock.

Laser Photonics  issued a press release on March 30, 2023 addressing these changes in management, a copy of which is attached hereto and incorporated herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Offer of Employment Agreement dated March 15, 2023 between Laser Photonics Corporation and Peter A. Evans

99.1	Press Release dated March 30, 2023

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASER PHOTONICS CORPORATION

Date: April 4, 2023	By:	/s/ Wayne Tupuola
Wayne Tupuola
CEO

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